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                                                                  EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of (a) our report dated March 2, 1996, except for Note 15, as to which the date is August 6, 1997, relating to the financial statements of Pegasus Systems, Inc. (formerly The Hotel Industry Switch Company in 1994) and (b) our report dated April 4, 1995, except for Note 12, as to which the date is August 21, 1995, relating to the financial statements of The Hotel Clearing Corporation, both included in Amendment No. 4 to Form S-1 (File No. 333-28595) of Pegasus Systems, Inc. We also consent to the application of such reports to the Financial Statement Schedule for the years ended December 31, 1994 and 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our reports. The audits referred to in such reports also include this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Belew Averitt LLP has not prepared or certified such "Selected Consolidated Financial Data".



                                                  Belew Averitt LLP


Dallas, Texas
August 6, 1997